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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2002, in the Registration Statement (Form S-1, No. 333-45862) and the related Prospectus of John Hancock Life Insurance Company related to the Revolution FX product.




                                           /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 12, 2002